Exhibit 21.1

Registrant Subsidiary List

As of April 16, 2007

Subsidiary	Jurisdiction
Asia Dekor Borden (Heyuan) Chemical Company Limited	China
Asia Dekor Borden (Hong Kong) Chemical Company	Hong Kong
Bakelite Polymers U.K. Ltd.	UK
Borden Chemical Foundry, LLC[1]	Delaware
Borden Chemical Holdings (Caojing) Limited	Hong Kong
Borden Chemical Holdings (Heyuan) Limited	Hong Kong
Borden Chemical Holdings (Panama) S.A.	Panama
Borden Chemical International, Inc.	Delaware
Borden Chemical Investments, Inc.	Delaware
Borden Chemical Philippines, Inc.	Philippines
Borden Chemical Resinas, Panama, S.R.L.	Panama
Borden Industrial Resins Trading (Shanghai) Co., Ltd.	China
Borden International Holdings Limited	UK
Borden Luxembourg S.a r.l.	Luxembourg
Borden UV Coatings (Shanghai) Co., Ltd.	China
Borden UV Coatings Holdings (Shanghai) Limited	Hong Kong
Fujian Nanping Hexion International Co., Ltd.[2]	China
HA-International, LLC	Delaware
Hattrick (Barbados) Finco SRL	Barbados
Hexion CI Holding Company (China) LLC	Delaware
Hexion Nova Scotia Finance, ULC	Nova Scotia, Canada
Hexion Quimica Argentina SA	Argentina
Hexion Quimica Industria e Comercio Ltda.	Brazil
Hexion Quimica S.A.[3]	Panama
Hexion Quimica Uruguay S/A	Uruguay
Hexion Specialty Chemicals Asua SL	Spain
Hexion Specialty Chemicals B.V.	The Netherlands
Hexion Specialty Chemicals Barbastro S.A.	Spain
Hexion Specialty Chemicals Bangkok Limited	Thailand
Hexion Specialty Chemicals BVBA	Belgium
Hexion Specialty Chemicals Canada, Inc.	Canada
Hexion Specialty Chemicals Clayton Ltd	UK
Hexion Specialty Chemicals France SAS	France
Hexion Specialty Chemicals GmbH	Germany
Hexion Specialty Chemicals Holding B.V.[4]	The Netherlands
Hexion Specialty Chemicals Holdings (China) Limited	Hong Kong
Hexion Specialty Chemicals Iberica, S.A.	Spain
Hexion Specialty Chemicals Italia S.p.A.	Italy
Hexion Specialty Chemicals Japan K.K.	Japan
Hexion Specialty Chemicals Korea Company Limited	Korea
Hexion Specialty Chemicals Leuna GmbH	Germany
Hexion Specialty Chemicals Ltda.	Portugal
Hexion Specialty Chemicals Maastricht BV	The Netherlands
Hexion Specialty Chemicals (N.Z.) Limited	New Zealand
Hexion Specialty Chemicals Oy	Finland

[1]	Formerly Borden Chemical Foundry, Inc.
[2]	Formerly Fujian Nanping Lawter Chemical Co., Ltd.
[3]	Formerly Compania Quimica Borden S.A.
[4]	Formerly Resolution Holdings B.V.

Registrant Subsidiary List

As of April 16, 2007

Subsidiary	Jurisdiction
Hexion Specialty Chemicals Pardubice S.r.o.[5]	Czech Republic
Hexion Specialty Chemicals Pty Ltd	Australia
Hexion Specialty Chemicals Research Belgium SA	Belgium
Hexion Specialty Chemicals Rotterdam Ink B.V.	The Netherlands
Hexion Specialty Chemicals S.A.	France
Hexion Specialty Chemicals S.r.l.	Italy
Hexion Specialty Chemicals Samusakorn Ltd.	Thailand
Hexion Specialty Chemicals Sdn. Bhd.	Malaysia
Hexion Specialty Chemicals SG.Petani SDN. BHD.	Malaysia
Hexion Specialty Chemicals Singapore Pte. Ltd.	Singapore
Hexion Specialty Chemicals Somersby Pty Ltd.	Australia
Hexion Specialty Chemicals Stanlow Limited	UK
Hexion Specialty Chemicals Stuttgart GmbH	Germany
Hexion Specialty Chemicals Sweden AB	Sweden
Hexion Specialty Chemicals UK Limited	UK
Hexion Specialty Chemicals Uruguay S.A.	Uruguay
Hexion Specialty Chemicals Wesseling GmbH	Germany
Hexion Specialty Chemicals, a.s.[6]	Czech Republic
Hexion U.S. Finance Corp.	Delaware
HSC Capital Corporation	Delaware
InfraTec Duisburg GmbH	Germany
International Pine Products SA	Argentina
J E Ridnell Pty. Ltd.	Australia
Jiangsu Funing Eastman International Co. Ltd.	China
Lawter International Inc.	Delaware
National Borden Chemical Germany GmbH.	Germany
Oilfield Technology Group, Inc.	Delaware
Resolution Italia S.R.L.[7]	Italy
Resolution Research Nederland B.V.	The Netherlands
Resolution Specialty Materials Rotterdam B.V.	The Netherlands
Resolution Specialty Materials Sweden Holdings AB	Sweden
RSM Europe B.V.	The Netherlands
Servicios Factoria Barbastro, S.A.	Spain
Tianjin Hexion Specialty Chemicals Co., Ltd.[8]	China

[5]	Formerly Bakelite S.r.o.
[6]	Formerly RSM Chemacryl, a.s.
[7]	Resolution Italia S.R.L. is being dissolved
[8]	Formerly Fujian Nanping Lawter Chemical Co., Ltd.